                     DAIMLER-BENZ AUTO GRANTOR TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.


COLLECTION PERIOD: JANUARY 1999
DISTRIBUTION DATE: 2/22/99

STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                       Per $1,000 of  Original
                                                                                                           Class A/Class B
                                                                                                                 Amounts
                                                                                                        -------------------------
(i)   Principal Distribution
          Class A-1                                                            $  46,801,725.79              $130.004794
          Class A-2                                                            $           0.00              $  0.000000
          Class A-3                                                            $           0.00              $  0.000000
          Class A-4                                                            $           0.00              $  0.000000
          Class B Amount                                                       $           0.00              $  0.000000

(ii)  Interest Distribution
          Class A-1                                                            $   1,266,164.47              $  3.517124
          Class A-2                                                            $   2,214,033.33              $  4.358333
          Class A-3                                                            $   1,892,000.00              $  4.300000
          Class A-4                                                            $   1,051,830.00              $  4.350000
          Class B Amount                                                       $     382,415.48              $  4.683333

(iii) Monthly Servicing Fee                                                    $   1,277,910.86
          Monthly Supplemental Servicing Fee                                   $           0.00

(iv)  Class A-1 Principal Balance (end of Collection Period)                   $ 215,236,753.65
      Class A-1 Pool Factor (end of Collection Period)                               59.787987%
      Class A-2 Principal Balance (end of Collection Period)                   $ 508,000,000.00
      Class A-2 Pool Factor (end of Collection Period)                              100.000000%
      Class A-3 Principal Balance (end of Collection Period)                   $ 440,000,000.00
      Class A-3 Pool Factor (end of Collection Period)                              100.000000%
      Class A-4 Principal Balance (end of Collection Period)                   $ 241,800,000.00
      Class A-4 Pool Factor (end of Collection Period)                              100.000000%
      Class B Principal Balance (end of Collection Period)                     $  81,654,551.40
      Class B Pool Factor (end of Collection Period)                                100.000000%

(v)   Pool Balance (end of Collection Period)                                 $1,486,691,305.05

(vi)  Interest Carryover Shortfall
          Class A-1                                                            $           0.00              $  0.000000
          Class A-2                                                            $           0.00              $  0.000000
          Class A-3                                                            $           0.00              $  0.000000
          Class A-4                                                            $           0.00              $  0.000000
          Class B                                                              $           0.00              $  0.000000
      Principal Carryover Shortfall
          Class A-1                                                            $           0.00              $  0.000000
          Class A-2                                                            $           0.00              $  0.000000
          Class A-3                                                            $           0.00              $  0.000000
          Class A-4                                                            $           0.00              $  0.000000
          Class B                                                              $           0.00              $  0.000000

(vii) Balance of the Reserve Fund Property (end of Collection Period)
          Class A Amount                                                       $  57,100,909.30
          Class B Amount                                                       $           0.00

(viii)Aggregate Purchase Amount of Receivables repurchased by the
        Seller or the Servicer                                                 $   2,502,116.14


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